UNITED STATES  SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Invent Ventures, Inc.

(Name of Registrant as Specified In Its Charter)

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(1) Title of each class of securities to which transaction applies:  Common Stock

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INVENT VENTURES, INC.

c/o: Bryce Knight, 3651 Lindell Road Ste D145, Las Vegas, Nevada 89103

INFORMATION STATEMENT

June 1, 2015

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us a Proxy

This information statement is being provided on behalf of the Board of Directors (the "Board") of Invent Ventures, Inc. (the “Company" or “Invent”) to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date June 1, 2015. This information statement provides notice that the Board has recommended and authorized, and holders of a majority of the voting power of our outstanding common stock (“Controlling Shareholders”) have voted, to approve the following items:

Proposal 1: Authorization to the Board to withdraw the Company’s election to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act").

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the Board’s and Controlling Shareholders recommendation of the action. The action will become effective as of the filing of the Form N-54C with the Securities and Exchange Commission (the "SEC").

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company’s principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company’s principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve these actions. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is June 11, 2015.

We appreciate your continued interest in Invent Ventures, Inc.

Very truly yours,

/s/ Bryce Knight, Chairman and CEO

INFORMATION STATEMENT OF INVENT VENTURES, INC.

BOARD MEETING

The Board of Directors of the Company determined that it is in the best interest of the Company and its shareholders to withdraw its election to be regulated as a Business Development Company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The holders of a majority of the voting power of the Company’s outstanding common stock have voted to approve the recommendation of the Board. This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

PROPOSAL

On April 12, 2010, the Company filed an election to become subject to the 1940 Act, such that it could commence conducting business as a business development company ("BDC"). The Company elected BDC status intending to provide debt and equity capital to technologies companies Invent founded and incubated that it believed presented opportunities for superior performance through liquidity events, internal growth, product expansion, the completion of complementary add-on acquisitions, or industry consolidations.

The Company is currently delinquent on its 2014 10-K filing and its 2015 1st Quarter 10-Q filing.  The Company intends to file its 10-K and 10-Q as soon as possible after paying our auditors to finish their audit report.  The Company is uncertain as to its liability with regards to inabilities to make timely filings, however such liability may be significant.

As a result of the delinquent filings, deficiencies in disclosure requirements, a lack of independent directors, and an inability to afford to maintain a fidelity bond, the Company may be or become out of compliance with certain of the rules and regulations governing the business and affairs, financial status, and financial reporting items required of Business Development Companies.

After careful consideration of the 1940 Act Requirements applicable to BDCs, an evaluation of the Company’s ability to operate as a going concern as an investment company, the cost of 1940 Act compliance needs, and a thorough assessment of potential alternative business models, the Board of Directors and Controlling Shareholders have determined that continuation as a BDC is not in the best interest of the Company and its shareholders at the present time. A majority of the voting power of the Company's outstanding common stock, has determined by exercising their majority vote to have the Company file a Form N-54C and withdraw its election to be registered as a BDC.

The Company has determined, based on the nature of its investments that the Company is not currently required to be regulated as a BDC because it does not meet the definition of an investment company in the 1940 Act. This is due to the fact that its assets have decreased in the last 12 months. Thus it intends to operate, as a holding company rather than an investment company.

Subsequent to the filing of the Form N-54C, the Company intends to pursue a business model whereby it will continue to provide incubator and development services with a focus on building, operating and advising technology companies rather than making venture investments (the "New Business Model").  Specifically, the Company will continue to help customers and partners (“Clients”) to build and commercialize new technology products and help grow their business. As compensation for these services, the Company proposes to receive revenue to sustain operations and may receive shares of the Clients. The Company anticipates that the shares it receives as compensation will be assessed at par value. The Company will at all times report shares it receives as compensation on its periodic reports filed with the SEC.

In addition, the Company may acquire business entities by an exchange in shares. There can be no assurance that a merger, if any, will take place. The Company may also act as a holding company structure for operating businesses.

Under the New Business Model, the Company will at all times conduct its activities in such a way that it will not be deemed an "investment company" subject to regulation under the 1940 Act. Thus, it will not hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.

RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION TO BE REGULATED AS A BDC

When the Company ceases to be a BDC, the shareholders will lose certain protections, including the following:

* The Company will no longer be subject to the Requirement that it maintain a ratio of assets to senior securities of at least 200%;

* The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company's shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person's office;

* The Company will no longer be required to provide And maintain a bond issued by reputable fidelity Insurance company to protect it against larceny and embezzlement;

* The Company will no longer be required to ensure that a majority of the directors are persons who are not interested persons," as that term is defined in section 56 of the 1940 Act, and certain persons that would be prevented from serving on the Company's board if it were a BDC (such as investment bankers) will be able to serve on the Company's board;

* The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company's ability to issue warrants and options;

* The Company will be able to change the nature of its business and fundamental investment policies without having to obtain the approval of its shareholders;

* The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value;

* The Company will no longer be subject to the other provisions and protections set forth in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated hereunder.

However, the Board will still be subject to customary principles of fiduciary duty with respect to the Company and its shareholders.

In addition, withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(b) of the Securities Exchange Act of 1934 (the Exchange Act"). Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act.

EFFECT ON THE FINANCIAL STATEMENTS AND TAX STATUS

The withdrawal of the Company's election to be regulated as a BDC will result in a change in its method of accounting. BDC financial statement presentation and accounting uses the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. Operating companies use either the fair-value or historical-cost methods of accounting for financial statement presentation and accounting for securities held, depending on how the investment is classified and how long the company intends to hold the investment. Changing the Company’s method of accounting will reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. The Company believes that the effect of the change in method of accounting will be material.

The Company believes that withdrawing its election to be regulated, as a BDC will have an impact on its federal income tax status, because the Company elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Now, the Company will been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its shareholders) as a "regular" corporation under Subchapter C of the Internal Revenue Code.

VOTING SECURITIES

Although Shareholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this information statement, the following generally describes voting rights of Shareholders.

As of the record date, June 1, 2015, there are 39,787,001 shares of common stock outstanding. Each share represents one vote. There are currently no arrangements known to the Company, the operation of which may result in a change in control of the registrant.

On May 27, 2015 the Company received a signed Majority Approval and Consent to Board Action from four (4) Shareholders of Invent that own a combined 24,004,000 shares of the Company, equal to 60.33% of the total outstanding shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table indicates all persons who, as of June 1, 2015, the record date, are known by us to own beneficially more than 5% of any class of our outstanding voting securities. As of June 1, 2015, there were 39,787,001 shares of our common stock outstanding. Except as otherwise indicated below, to the best of our knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	% Total

Tim Symington	Common Restricted	9,000,000	22.62%
3651 Lindell Road, Suite D #145
Las Vegas, Nevada 89103

Bryce Knight	Common Restricted	7,729,000	19.43%
(through Knight Inc.*)
CEO, President, Director and Chairman
3651 Lindell Road, Suite D #145
Las Vegas, Nevada 89103

James Jago
3651 Lindell Road, Suite D #145	Common Restricted	3,600,000	9.04%
Las Vegas, Nevada 89103

Aaron Moore
3651 Lindell Road, Suite D #145	Common Restricted	3,600,000	9.04%
Las Vegas, Nevada 89103

Aeon Multi Opportunity Fund I, LLC-Series A	Common Restricted	2,095,301	5.27%
10 East 53rd Street, 28th Floor
New York, NY 10020

*

Bryce Knight owns 100% of Knight Inc., a Nevada Corporation

SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates the beneficial ownership of our voting securities of all Directors of the Company and all Executive Officers who are not Directors of the Company, and all officers and directors as a group, as of June 1, 2015, the record date. As of June 1, 2015, there were 39,787,001 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Title of Class	Number of Shares	% Total
		Beneficially Owned

Bryce Knight	Common Restricted	7,729,000	19.43%
(through Knight Inc.)
CEO, President, Director and Chairman
3651 Lindell Road, Suite D #145
Las Vegas, Nevada 89103

*

Bryce Knight owns 100% of Knight Inc., a Nevada Corporation

SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual meetings of shareholders and, therefore, the anticipated date of a meeting of shareholders cannot be provided. Any shareholder proposal that may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which the Nevada Revised Statutes, our Articles of Incorporation or the Company’s bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

MORE INFORMATION AND INQUIRIES

Since the Company and its management are in possession of all facts relating to a Company’s disclosure, they are responsible for the accuracy and adequacy of the disclosures they have made.

The Company is responsible for the adequacy and accuracy of the disclosure in the filings. Any staff comments by the Securities and Exchange Commission or changes to disclosure in response to staff comments in the filings reviewed by the staff do not foreclose the Commission from taking any action with respect to the filing; and the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Shareholders may make inquiries by contacting the Company at 702-943-0320 or 3651 Lindell Road, Suite D #145, Las Vegas, Nevada 89103